UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

DORCHESTER MINERALS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas75219
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (214) 559-0300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partnership Interest	DMLP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 2.02	Results of Operations and Financial Condition

The Registrant is furnishing its press release dated August 6, 2026, which announces the Registrant’s results for the quarter ended June 30, 2026.  The press release is attached hereto as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Executive Severance Plan

On August 6, 2026, the Board of Managers (the “Board”) of Dorchester Minerals Management GP LLC, the ultimate general partner of  Dorchester Minerals, L.P. (the “Partnership”), on behalf of Dorchester Minerals Operating LP (the “Company”), an affiliate of the Partnership, adopted the Dorchester Minerals Operating LP Executive Severance Plan (the “Severance Plan”), which became effective on August 6, 2026. The Severance Plan provides for severance benefits to designated executive officers of the Company (each, a “Participant”), in the event of certain terminations of employment. Certain terms used in this Current Report on Form 8-K are defined in the Severance Plan.

The Compensation Committee (the “Compensation Committee”) of the Board will administer the Severance Plan and will designate Eligible Employees to be Participants. Each of Bradley J. Ehrman, Chief Executive Officer, and Leslie Moriyama, Chief Financial Officer, has been designated as a Participant in the Severance Plan.

Under the Severance Plan, upon a qualifying termination of employment (defined as a termination by the Company without Cause or by the Participant for Good Reason), a Participant will be entitled to receive (i) a lump sum cash severance payment equal to one and one-half (1½) times the sum of the Participant’s base salary and target annual cash bonus, (ii) a pro-rata annual bonus for the year of termination at target level, (iii) a lump sum cash payment equal to twelve (12) months of COBRA premiums and (iv) pro-rata accelerated time vesting of equity awards scheduled to vest on the next following vesting date.

In the event of a Qualifying Termination during the one-year period following a Change in Control, a Participant will instead be entitled to receive (i) a lump sum cash severance payment equal to two and one-half (2½) times the sum of the Participant’s base salary and target annual cash bonus, (ii) a pro-rata annual bonus for the year of termination at target level, (iii) a lump sum cash payment equal to twenty-four (24) months of COBRA premiums and (iv) full accelerated time vesting of all outstanding equity awards (with performance-based awards earned at the greater of target or actual performance measured as of the Change in Control).

Receipt of severance benefits under the Severance Plan (other than accrued amounts) is conditioned upon the Participant’s execution of a severance agreement containing a release of claims, confidentiality, non-disparagement and cooperation provisions, and non-competition and non-solicitation covenants for a period of twelve (12) months following termination. The Severance Plan may be amended or terminated upon at least 90 days’ advance written notice to Participants, provided that no adverse amendment may be made during the one-year period following a Change in Control without the affected Participant’s consent.

The foregoing summary of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 And 9.01	Regulation FD Disclosure and Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

10.1	Dorchester Minerals Operating LP Executive Severance Plan, adopted August 6, 2026.

99.1
Press Release dated August 6, 2026, announcing the Registrant’s results for the quarter ended June 30, 2026. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

See Item 2.02. Results of Operations and Financial Condition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Limitation on Incorporation by Reference

In accordance with general instructions B.2 and B.6 of Form 8-K, the information disclosed in this report under Item 7.01, including Exhibit 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DORCHESTER MINERALS, L.P.
Registrant

by  Dorchester Minerals Management LP
its General Partner,
by  Dorchester Minerals Management GP LLC
its General Partner

Date: August 6, 2026
By:         /s/ Leslie A. Moriyama
Leslie A. Moriyama
Chief Financial Officer